UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2008

Financial Security Assurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 West 52nd Street, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 826-0100

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On October 7, 2008, Axel Miller resigned from the Board of Directors of Financial Security Assurance Holdings Ltd. (the “Company”), effective immediately.  Mr. Miller had been a Director of the Company since February 2006.  The Company has been advised that Mr. Miller resigned from the Company’s Board of Directors in connection with his resignation from Dexia S.A., the Company’s parent.

Item 8.01.              Other Events.

On October 8, 2008, Standard & Poor’s Ratings Services (“S&P”) placed the AAA financial strength ratings of Financial Security Assurance Inc. (“FSA”) and its affiliated insurance companies on Credit Watch Negative.  FSA is the principal insurance company subsidiary of the Company.  On the same date, S&P placed the Company’s long-term counterparty credit rating from AA- to A+ Credit Watch Developing.

A copy of the announcement posted on the Company’s website, fsa.com, in response to S&P’s action is furnished herewith as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Financial Security Assurance Holdings Ltd. announcement dated October 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE
HOLDINGS LTD.

Date: October 8, 2008	By:	/s/ Bruce E. Stern
		Name:	Bruce E. Stern
		Title:	General Counsel and Managing
Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Financial Security Assurance Holdings Ltd. announcement dated October 8, 2008.